UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Nuveen Insured Tax - Free Advantage Municipal Fund (NEA)

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FOR IMMEDIATE RELEASE ATTN: BUSINESS/FINANCIAL EDITORS
MEDIA CONTACT:
KATHLEEN CARDOZA
312-917-7813
KATHLEEN.CARDOZA@NUVEEN.COM
Shareholders of Two Nuveen Florida Closed-End Funds Each Approve Merger with a National Closed-End Municipal Bond Fund
CHICAGO, June 18, 2009 — Nuveen Investments, a leading global provider of investment services to institutions and high-net-worth investors, today announced that both common and preferred shareholders of the Nuveen Insured Florida Tax-Free Advantage Municipal Fund (NWF) and Nuveen Insured Florida Premium Income Municipal Fund (NFL) have approved the merger of their funds into the Nuveen Insured Tax-Free Advantage Municipal Fund (NEA) and the Nuveen Insured Municipal Opportunity Fund (NIO), respectively.
The vote by shareholders of Nuveen’s two remaining Florida closed-end funds, the Nuveen Florida Investment Quality Municipal Fund (NQF) and the Nuveen Florida Quality Income Municipal Fund (NUF), to approve their merger with the Nuveen Premium Income Municipal Fund 2 (NPM) remains open, and the meeting for each of those Florida funds has been adjourned until Friday, June 19, 2009.
The vote by shareholders of each of the three Nuveen national closed-end funds named above to approve the respective merger or mergers with one or two Nuveen Florida closed-end funds remains open, and the meeting for each of those funds has been adjourned until July 24, 2009.
Earlier this year, ISS Governance Services Inc. (ISS) recommended that shareholders in the four Florida and three national closed-end funds vote in favor of each of the proposed mergers. ISS is widely recognized as the leading independent proxy advisory firm; and its recommendations are relied upon by major institutional investment firms, mutual funds, and other fiduciaries throughout the country.
For more information on these proposals and other Nuveen closed-end funds, please visit www.nuveen.com/cef.
Nuveen Investments provides high quality investment services designed to help secure the long-term goals of institutions and high net worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of HydePark, NWQ, Nuveen, Santa Barbara, Symphony, Tradewinds and Winslow Capital. In total, the Company managed $115 billion of assets on March 31, 2009. For more information, please visit the Nuveen Investments website at www.nuveen.com.
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